EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-62402) pertaining to the 1991 Incentive Stock Option Plan, Stock Grants and Non-Qualified Stock Option Agreements, the Registration Statement on Form S-8 (No. 33-93546) pertaining to the 1994 Stock Option Plan, 1994 Director Stock Option Plan and the Written Compensation Agreement with R. David Ridgeway, the Registration Statement on Form S-8 (No. 333-21699) pertaining to the 1994 Stock Option Plan, the Registration Statement on Form S-8 (No. 333-21701) pertaining to the 1996 Employee Stock Purchase Plan and Non-Qualified Stock Option Agreements, the Registration Statement on Form S-3 (No. 333-06865) pertaining to the registration of 1,614,802 shares of common stock, the Registration Statement on Form S-3 (No. 333-14483) pertaining to the registration of 1,125,580 shares of common stock, the Registration Statement on Form S-3 (No. 333-21117) pertaining to the registration of 493,895 shares of common stock, the Registration Statement on Form S-3 (No. 333-28315) pertaining to the registration of 318,607 shares of common stock, the Registration Statement on Form S-4 (No. 333-18575) pertaining to the registration of 5,000,000 shares of common stock and $5,000,000 of debt securities of Children's Broadcasting Corporation of our report dated February 24, 1998 except for notes 2, 9, 13 and 16 which are dated March 13, 1998, with respect to the consolidated financial statements included in the Annual Reports (Forms 10- KSB) for the years ended December 31, 1996 and December 31, 1997.


                                               /s/ BDO Seidman, LLP

Milwaukee, Wisconsin
March 30, 1998